AgFeed Industries, Inc. Announces Quarterly Results

NEW YORK, November 9, 2010 AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News), an international agribusiness with operations in the U.S. and China and one of the largest independent hog production and animal nutrient companies in China, announced its results for the third quarter of 2010.

AgFeed reports continued record results in its animal nutrition business segment with revenue and operating income increasing 59% and 37% respectively for the first three quarters of 2010 as compared to the same period in 2009 and achieving new record levels.  AgFeed’s U.S. hog production system, which commenced through its acquisition of M2P2 late in the third quarter generated results in line with the Company’s plans.  The performance of AgFeed’s Chinese hog farms, acquired during 2007 and 2008, showed revenue declines and an operating loss.

AgFeed’s Board of Directors, recognizing the weak performance of the Company’s existing Chinese hog production system and the extreme operating conditions that the Company has experienced during 2010 has conducted a full review of its established Chinese hog production system, the farms acquired during 2007 and 2008, in connection with the preparation of its financial statements for the period ending September 30, 2010.  This review has resulted in a number of actions regarding the management and organization of the business and has caused the board to reach the conclusion that while this existing production system can be operated profitably it cannot sustain a high enough level of profitability to support the original acquisition values of these assets and the resulting goodwill.  As a result a determination has been made to write down the value of the intangible assets related to this production system by approximately $16.8 million.

In connection with the acquisition of M2P2 AgFeed has changed significantly from a company focused on China to an international company presented with global growth opportunities.   AgFeed’s board appreciates that these opportunities bring with them high performance standards regarding, improving and growing earnings and cash flow and building long term value for the Company’s shareholders.

The Board of Directors has realigned members of the Company’s management team in the furtherance of the opportunities presented by the market and in response to its review of operations.

Mr. Edward Pazdro, currently Chief Financial Officer of the Company’s animal nutrition business and of its joint venture AgFeed International Protein Technology Corp., has been named acting Chief Financial Officer.  The Board of Directors has relieved Ms. Selina Jin, the Company’s Chief Financial Officer, of her duties with immediate effect and she will be reassigned.

In recognition of the growth opportunities for AgFeed’s animal nutrition business, Mr. Gerry Daignault the Company’s Chief Operating Officer has been assigned the additional duties of President and Chief Executive Officer of the animal nutrition business.

The Board of Directors has also installed a new management team for its existing Chinese hog production system.  Mr. Yaoliang Tu and Dr. Ming Wei have replaced Mr. Zhengru Xiong, an AgFeed founder, with management responsibilities for this established production system.   Mr. Tu and Dr. Wei have been charged with plotting a path to returned and sustainable profitability in this production system.  Together these executives bring 43 years of experience to their responsibilities both within AgFeed and with other international hog production companies.

The AgFeed Board continues its commitment to the development of the Company’s western-style hog production system in China with its initial production pods under construction in Dahua and Xinyu.  Initial stocking of the first farm in the Dahua production pod is expected to take place in late December or early January.  Based on the progress in Dahua and Xinyu to date, the Company expects to expand its “AgFeed, Government & Farmer” model to continue to roll out western production pods with other local governments as part of its initiative to lead the modernization of the Chinese hog production industry.  The Company’s Chairman, Dr. Songyan Li and its Chief Executive Officer, Mr. Junhong Xiong will be leading a dedicated team to focus on government relations and the development of opportunities to work with local governments in the development of the company’s western-style hog production pods.

ABOUT AGFEED INDUSTRIES, INC.

NASDAQ Global Market Listed AgFeed Industries (www.agfeedinc.com) is an international agribusiness with operations in the U.S. and China.  AgFeed has two business lines — animal nutrients in premix, concentrates and complete feeds and hog production. AgFeed is one of China's largest commercial hog producers in terms of total annual hog production as well as one of the largest premix feed companies in terms of revenues.  In the U.S., AgFeed’s hog production unit, M2P2, is a market leader in setting new standards for production efficiency and productivity. The transfer of these processes, procedures and techniques will allow our Chinese hog production units to set new standards for production in China. China is the world's largest hog producing country that produced over 645 million hogs in 2009, compared to approximately 100 million hogs produced annually in the U.S. China also has the world's largest consumer base for pork consumption.  Over 62% of total meat consumed in China is pork.  Hog production in China enjoys income tax free status.  The swine feed markets in which AgFeed operates represent a $20 billion segment of China's $58 billion per year animal feed market.

SAFE HARBOR DISCLOSURE NOTICE

Certain statements regarding AgFeed Industries set forth in this press release contain forward-looking information and speak only as of the date of such statement.  You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects.  This forward-looking information is subject to numerous material risks, uncertainties and assumptions, certain of which are beyond the control of AgFeed Industries, including the impact of general economic conditions, industry conditions, volatility of commodity prices, currency fluctuations, environmental risks, competition from other industry participants, stock market volatility, ability to access sufficient capital from internal and external sources. Readers are cautioned that the material assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise.  Actual results, performance or achievement could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that AgFeed Industries will derive therefrom.  AgFeed Industries disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect AgFeed Industries, see its filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Cautionary Statement for Forward-Looking Statements,” set forth in its Quarterly Report on Form 10-Q for the period ended September 30, 2010.  The information contained in this press release is made as of the date of the press release, even if subsequently made available by AgFeed Industries on its website or otherwise.

Contact:  Investor Relations: AgFeed Industries, Inc.     Tel: (917) 804-3584     Email: ir@agfeedinc.com

The Company's policy is to handle all questions by email to ir@agfeedinc.com and they will be answered as soon as possible.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$53,606,079	$45,115,442	$144,127,101	$117,072,486

Cost of goods sold	49,284,430	37,554,278	130,926,892	98,486,258

Gross profit	4,321,649	7,561,164	13,200,209	18,586,228

Operating expenses
Selling expenses	1,062,866	960,574	3,076,806	2,823,783
General and administrative expenses	5,020,641	2,888,845	12,193,722	6,606,537
Impairment of intangible assets	16,752,201		16,752,201
Total operating expenses	22,835,708	3,849,419	32,022,729	9,430,320

Income (loss) from operations	(18,514,059)	3,711,745	(18,822,520)	9,155,908

Non-operating income (expense):
Other expense	(192,828)	(387,979)	(643,735)	(384,503)
Interest income	54,903	75,344	140,976	188,460
Interest and financing costs	(290,911)	(192,963)	(555,752)	(970,391)
Foreign currency transaction gain (loss)	(35,380)	(18,121)	(56,014)	(14,819)

Total non-operating expense	(464,216)	(523,719)	(1,114,525)	(1,181,253)

Income (loss) before provision for income taxes	(18,978,275)	3,188,026	(19,937,045)	7,974,655

Provision for income taxes (1)	1,758,556	292,647	2,853,275	794,155

Net income (loss) including noncontrolling interest	(20,736,831)	2,895,379	(22,790,320)	7,180,500

Less: Net income (loss) attributed to noncontrolling interest	(100,966)	(962)	(267,121)	39,067

Net income (loss) attributed to AgFeed	(20,635,865)	2,896,341	(22,523,199)	7,141,433

Other comprehensive income (loss)
Foreign currency translation gain (loss)	2,282,185	168,640	2,581,631	20,739

Comprehensive Income (loss)	$(18,353,680)	$3,064,981	$(19,941,568)	$7,162,172

Weighted average shares outstanding :
Basic	48,486,839	42,420,914	46,137,142	39,984,438
Diluted	48,486,839	43,329,228	46,137,142	40,641,679

Earnings (loss) per share attributed to AgFeed common stockholders:
Basic	$(0.43)	$0.07	$(0.49)	$0.18
Diluted	$(0.43)	$0.07	$(0.49)	$0.18

Earnings before interest, taxes, depreciation and amortization (EBITDA) further adjusted for significant non-recurring charges:

Net income (loss)	$(20,635,865)	$2,896,341	$(22,523,199)	$7,141,433
Interest	290,911	192,963	555,752	970,391
Taxes (1)	1,758,556	292,647	2,853,275	794,155
Depreciation	734,380	669,254	2,310,313	1,952,213
Amortization	55,194	10,507	98,604	49,286
Goodwill impairment	16,752,201	-	16,752,201	-
EDITDA	$(1,044,623)	$4,061,712	$46,946	10,907,478

Add significant non-recurring charges
Acquisition costs related to M2P2	1,055,833	-	1,,055,833	-
Professional fees related to carve out of animal feed nutrition	393,638	-	393,638	-

EBITDA adjusted for significant non-recurring charges	$404,848	$4,061,712	$1,496,417	$10,907,478

Per share computations::
EDITDA per share	$(0.02)	$0.10	$0.00	$0.27

EBITDA adjusted for significant non-recurring charges	$0.01	$0.10	$0.03	$0.27

(1)
Provision for income taxes for the three and nine months ended September 30, 2010 includes a one-time tax of $1,314,652 related to the corporate reorganization to facilitate the animal nutrition “carve-out”.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$19,100,754	$37,580,154
Accounts receivable, net of allowance for doubtful accounts of $536,110 and $415,765	19,928,454	14,397,793
Advances to suppliers	3,162,906	1,173,941
Other receivables	2,997,889	2,186,643
Inventory	85,479,143	23,835,412
Prepaid expenses	3,466,898	1,325,150
Debt issue costs	12,201	34,706

Total current assets	134,148,245	80,533,799

PROPERTY AND EQUIPMENT, net	59,772,190	26,991,851
CONSTRUCTION-IN-PROCESS	3,885,369	7,615,132
INTANGIBLE ASSETS, net	33,369,685	43,808,499
OTHER ASSETS	9,649,949	3,998,739

TOTAL ASSETS	$240,825,438	$162,948,020

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loan	$4,491,000	$4,401,000
Accounts payable	10,874,229	6,162,385
Other payables	10,197,392	1,892,858
Unearned revenue	225,970	582,266
Accrued expenses	2,757,467	83,649
Accrued payroll	1,628,990	975,485
Tax and welfare payable	1,926,760	396,370
Interest payable	409,391	120,419
Current portion of long-term debt	1,400,000	-
Convertible notes, net of discount of $28,713	971,287	-

Total current liabilities	34,882,486	14,614,432

CONVERTIBLE NOTES, net of debt discount of $81,675	-	918,325
ACQUISITION NOTE PAYABLE	9,621,434	-
LINE OF CREDIT	36,007,752	-
LONG-TERM DEBT	15,749,697	-

TOTAL LIABILITIES	96,261,369	15,532,757

COMMITMENTS AND CONTINGENCIES (Note 14)	-	-

EQUITY:
AgFeed stockholders' equity:
Common stock, $0.001 per share; 75,000,000 shares authorized;
51,736,908 issued and 51,350,213 outstanding at September 30, 2010
44,510,558 issued and 44,143,263 outstanding at December 31, 2009	51,738	44,511
Additional paid-in capital	128,774,415	109,281,086
Deferred compensation	(2,710,840)	-
Other comprehensive income	6,758,081	4,176,450
Statutory reserve	5,477,401	4,685,115
Treasury stock (386,695 shares)	(1,858,942)	(1,811,746)
Retained earnings	7,895,078	31,210,563
Total AgFeed stockholders' equity	144,386,931	147,585,979
Noncontrolling interest (deficit)	177,138	(170,716)
Total equity	144,564,069	147,415,263

TOTAL LIABILITIES AND EQUITY	$240,825,438	$162,948,020

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2010	2009
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) including non-controlling interest	$(22,790,320)	$7,180,500
Adjustments to reconcile net income (loss) including non-controlling interest to net cash provided by (used in) operating activities:
Depreciation	2,310,313	1,952,213
Amortization	98,604	49,286
Loss on disposal of assets	1,345,688	882,854
Impairment of intangible asset	16,752,201	-
Stock based compensation	225,844	427,551
Issuance of common stock for services	1,127,160	-
Amortization of debt issuance costs	22,505	203,932
Amortization of discount on convertible debt	52,962	479,920
(Increase) / decrease in assets:
Accounts receivable	(1,315,378)	(6,759,546)
Other receivables	(978,420)	1,201,329
Inventory	289,980	(1,777,302)
Advances to suppliers	(1,931,073)	(716,870)
Prepaid expenses	(516,064)	(340,333)
Other assets	-	(244,980)
Increase / (decrease) in current liabilities:
Accounts payable	329,240	1,624,279
Other payables	(1,747,900)	(2,347,476)
Unearned revenue	(361,807)	43,465
Accrued expenses	1,128,689	287,838
Accrued payroll	(198,908)	(132,716)
Tax and welfare payable	1,518,678	(80,312)
Interest payable	155,375	(18,608)

Net cash provided by (used in) operating activities	(4,482,631)	1,915,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases/deposits for property and equipment	(15,226,109)	(7,486,470)
Purchase of intangible assets	(117,854)	(35,314)
Cash paid for purchase of subsidiaries	(11,322,824)	(2,518,089)
Cash acquired with acquisition of subsidiary	211,124	-
Cash from the sale of subsidiary	-	835,770

Net cash used in investing activities	(26,455,663)	(9,204,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	13,000,000	10,000,000
Offering costs paid	-	(1,740,072)
Purchase of treasury stock	(47,196)	-
Repayment of borrowings under line of credit facility, net	(767,669)	-
Proceeds from short-term loans	-	4,541,500
Proceeds from exercise of warrants	-	6,580,010
Capital contributed by noncontrolling interest holders	401,282	118,664
Repayment of contribution of noncontrolling interest holders	-	(586,800)
Purchase of noncontrolling interest in majority owed hog farms	(406,103)	-

Net cash provided by (used in) financing activities	12,180,314	18,913,302

Effect of exchange rate changes on cash and cash equivalents	278,580	16,652

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(18,479,400)	11,640,875

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	37,580,154	24,839,378

CASH & CASH EQUIVALENTS, ENDING BALANCE	$19,100,754	$36,480,253

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$214,609	$212,414
Income taxes paid	$1,483,837	$616,693